Exhibit 99.3

                   OFFICER'S CERTIFICATE REGARDING COMPLIANCE

                          USAA AUTO OWNER TRUST 2005-3

                         4.17%, $328,000,000 CLASS A-1,

                         4.52%, $346,000,000 CLASS A-2,

                         4.55%, $477,000,000 CLASS A-3,

                         4.63%, $290,321,000 CLASS A-4,

                           5.03%, $56,155,933 CLASS B

                    AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

      The undersigned individual, a duly authorized officer of USAA Federal Savings Bank (the "Servicer"), acting on behalf of the Servicer, hereby CERTIFIES on behalf of the Servicer pursuant to Section 3.10(a) of the Sale and Servicing Agreement (the "Agreement") dated as of October 1, 2005, as follows:

      1. A review of the activities of the Servicer during the period January 1, 2005 through December 31, 2005, and of its performance under the Agreement has been made under such officer's supervision, and

      2. To the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such period.

                                        USAA FEDERAL SAVINGS BANK
                                        ("Servicer")

                                        By:  /s/ EDWIN T. MCQUISTON
                                            -----------------------
                                             Edwin T. McQuiston
                                             Title: Vice President

                                        Date: March 28, 2006